Exhibit 99.1

JOINT NEWS RELEASE

Independent Bank Corp.	Benjamin Franklin Bancorp, Inc.
288 Union Street	58 Main Street
Rockland, MA 02370	Franklin, Massachusetts 02038

Investor Contacts:	Investor and Media Contacts:
Chris Oddleifson	Thomas R. Venables
President and Chief Executive Officer	President and Chief Executive Officer
(781) 982-6660	(508) 520-8001

Denis K. Sheahan	Claire S. Bean
Chief Financial Officer	Chief Financial Officer
(781) 982-6341	(508) 520-8002

Media Contact:
Ralph Valente
Senior Vice President and Director of Marketing
(781) 982-6636
ralph.valente@rocklandtrust.com
INDEPENDENT BANK CORP. AND BENJAMIN FRANKLIN BANCORP, INC.
SIGN DEFINITIVE MERGER AGREEMENT
FOR ACQUISITION OF BENJAMIN FRANKLIN BANCORP, INC.
     Rockland, Massachusetts and Franklin, Massachusetts, (November 9, 2008). Independent Bank Corp. (NASDAQ: INDB), parent of Rockland Trust Company, and Benjamin Franklin Bancorp, Inc. (NASDAQ: BFBC), parent of Benjamin Franklin Bank, jointly announced today the signing of a definitive agreement under which Independent Bank Corp. will acquire Benjamin Franklin Bancorp.
     “Benjamin Franklin Bank is a strong, growing company, in sound financial condition, which has built a tremendous franchise in its over 135 year history,” said Christopher Oddleifson, the President and Chief Executive Officer of Rockland Trust. “This transaction is a combination of strength between two well-run Massachusetts banks and is consistent with our core growth strategy as it permits Rockland Trust to expand into contiguous, attractive, local markets. We are extremely pleased to welcome Benjamin Franklin Bank customers and employees to Rockland Trust.”

     “This transaction will provide many benefits to our customers and is in the best interests of our shareholders because it creates a combined company with considerable franchise value and growth potential,” said Thomas R. Venables, the President and CEO of Benjamin Franklin Bank. “Rockland Trust and Benjamin Franklin Bank are both deeply commited to their customers, employees, and the communities they serve. Benjamin Franklin Bank customers will continue to receive the same, high degree of personal service to which they are accustomed while looking forward to the greater range of products and services offered by Rockland Trust.”
     Under the terms of the agreement, each issued and outstanding share of Benjamin Franklin Bancorp. common stock will be converted into 0.59 shares of Independent Bank Corp. common stock. Based upon Independent Bank Corp.’s $26.73 per share closing price on November 7, 2008, the transaction is valued at $15.77 per share of Benjamin Franklin Bancorp, Inc. common stock or approximately $125 million in the aggregate. The transaction is intended to qualify as a tax-free reorganization for federal income tax purposes. The agreement provides that, effective as of and contingent upon the merger, Independent Bank Corp. will add Mr. Venables and two other Benjamin Franklin representatives to its board of directors.
     The transaction has been approved by the boards of directors of each company, and is subject to certain conditions, including receipt of required regulatory approvals and approval by the shareholders of both Independent Bank Corp. and Benjamin Franklin Bancorp. and other standard conditions. The parties currently anticipate that the closing of the transaction will likely occur in the second quarter of 2009. Independent Bank Corp. anticipates that the transaction will be accretive to 2009 earnings before acquisition transaction charges.
     Independent Bank Corp. was advised by Robert W. Baird & Co. Incorporated, with Mark C. Micklem as lead investment banker, and used Hogan & Hartson LLP, with lead attorney Richard A Schaberg, Esq., as its legal counsel for the transaction. Benjamin Franklin Bancorp was advised by Keefe, Bruyette & Woods, Inc., with Benjamin H. Saunders as lead investment banker, and its legal counsel was Foley Hoag LLP with lead attorney Carol Hempfling Pratt, Esq.
     Mr. Oddleifson, President and Chief Executive Officer, and Denis K. Sheahan, Chief Financial Officer of Independent Bank Corp., will host a conference call to discuss the transaction at 8:30 a.m. Eastern Time on Monday, November 10, 2008. Internet access to the call is available at http://www.RocklandTrust.com or by telephonic access by dial-in at 1-800-860-2442 reference: INDB. A replay of the call will be available by calling 1-877-344-7529, Conference Number: 425368. The web cast replay will be available until November 10, 2009 and the telephone replay will be available until 9:00 a.m. Eastern Time on November 25, 2008. An investor presentation regarding the transaction will be available at http://www.RocklandTrust.com.
About Independent Bank Corp.
Independent Bank Corp.’s sole bank subsidiary Rockland Trust Company currently has approximately $3.5 billion in assets. Rockland Trust offers commercial banking, retail banking, and investment management services from: 61 retail branches, 10 commercial lending centers, and 5 mortgage origination offices located throughout southeastern Massachusetts and on Cape Cod; and, from 4 investment management offices located throughout southeastern Massachusetts, on Cape Cod, and in Rhode Island. To find out more about the products and services available at Rockland Trust, please visit https://www.rocklandtrust.com.
About Benjamin Franklin Bancorp.
Benjamin Franklin Bancorp, Inc.’s sole bank subsidiary Benjamin Franklin Bank currently has approximately $1 billion in assets. Benjamin Franklin Bank is a full-service community bank with offices in Franklin (2), Bellingham, Foxborough, Medfield, Milford, Newtonville, Waltham (2), Watertown, and Wellesley. To find out more about the products and services available at Benjamin Franklin Bank, please visit https://www.BankWithBen.com.
Forward Looking Statements:
Certain statements contained in this filing that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the future filings of Independent with the SEC, in press releases and in oral and written statements made by or with the approval of Independent that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) statements about the benefits of the merger between Independent and Benjamin Franklin, including future financial and operating results, cost savings, enhanced revenues and accretion to reported earnings that may be realized from the merger; (ii) statements of plans, objectives and expectations of Independent or Benjamin Franklin or their managements or Boards of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.
Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (i) the risk that the businesses of Independent and Benjamin Franklin will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (ii) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (iii) revenues following the merger may be lower than expected; (iv) deposit attrition, operating costs, customer loss and business disruption following the merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (v) the ability to obtain governmental approvals of the merger on the proposed terms and schedule; (vi)  local, regional, national and international economic conditions and the impact they may have on Independent and Benjamin Franklin and their customers and Independent’s and

Benjamin Franklin’s assessment of that impact; (vii) changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; (viii) prepayment speeds, loan originations and credit losses; (ix) sources of liquidity; (x) Independent’s common shares outstanding and common stock price volatility; (xi) fair value of and number of stock-based compensation awards to be issued in future periods; (xii) legislation affecting the financial services industry as a whole, and/or Independent and Benjamin Franklin and their subsidiaries individually or collectively; (xiii) regulatory supervision and oversight, including required capital levels; (xiv) increasing price and product/service competition by competitors, including new entrants; (xv) rapid technological developments and changes; (xvi) Independent’s ability to continue to introduce competitive new products and services on a timely, cost-effective basis; (xvii) the mix of products/services; (xiii) containing costs and expenses; (xix) governmental and public policy changes; (xx) protection and validity of intellectual property rights; (xxi) reliance on large customers; (xxii) technological, implementation and cost/financial risks in large, multi-year contracts; (xxiii) the outcome of pending and future litigation and governmental proceedings; (xxiv) continued availability of financing; (xxv) financial resources in the amounts, at the times and on the terms required to support Independent’s future businesses; and (xxvi) material differences in the actual financial results of merger and acquisition activities compared with Independent’s expectations, including the full realization of anticipated cost savings and revenue enhancements. Additional factors that could cause Independent’s results to differ materially from those described in the forward-looking statements can be found in Independent’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters and attributable to Independent or Benjamin Franklin or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. Forward-looking statements speak only as of the date on which such statements are made. Independent and Benjamin Franklin undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.
Additional Information:
In connection with the Merger, Independent will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement of each of Benjamin Franklin and Independent and a Prospectus of Independent, as well as other relevant documents concerning the proposed transaction. Shareholders are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the Merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the Proxy Statement/Prospectus, as well as other filings containing information about Independent and Benjamin Franklin at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, at http://www.rocklandtrust.com under the tab “Investor Relations” and then under the heading “SEC Filings.” Copies of the Proxy Statement/Prospectus and the SEC filings that will be incorporated by reference in the Proxy Statement/Prospectus can also be obtained, free of charge, by directing a request to Investor Relations, Independent Bank Corp., 288 Union Street, Rockland, Massachusetts 02370, (781) 982-6858.

Independent and Benjamin Franklin and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Independent and Benjamin Franklin in connection with the Merger and the transactions contemplated thereby. Information about the directors and executive officers of Independent is set forth in the proxy statement for Independent’s 2008 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 14, 2008. Information about the directors and executive officers of Benjamin Franklin is set forth on the proxy statement for Benjamin Franklin’s 2008 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on April 9, 2008. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the Merger when it becomes available. You may obtain free copies of this document as described in the preceding paragraph.